Exhibit 10.17

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE ACTS), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

RENTECH, INC.

Convertible Promissory Note

Denver, Colorado

$125,000 dated May 20, 2005

RENTECH, INC., a Colorado corporation (the “Company”), for value received, hereby promises to pay to Michael F. Ray, or permitted assigns (the “Holder”), the sum of one hundred twenty five thousand dollars and no/100 ($125,000.00), together with interest on the outstanding principal balance at the rate of the Prime Rate as reported by the Wall Street Journal on the first day of the month plus two percentage points (the “Interest”). The Interest shall be payable monthly in arrears on the last day of each month, in cash or at the option of the Company, payable in shares of the Company’s registered, free-trading common stock valued at the Market Price per share, as subsequently defined in this document; provided that payment in such shares will not be made in an aggregate number that exceeds 25,000 shares. Interest shall be prorated for any partial month periods. The Interest shall be calculated on the basis of a 360-day year. Payments of interest shall be made to Holder at 410 Grand Oaks Drive, Spring Branch, TX 78070, in monthly payments commencing on June 30, 2005, and continuing monthly thereafter on the last day of each succeeding month until this Note is paid in full through the conversion of principal amounts of this Note into shares of the Company’s common stock, as subsequently provided in this Note.

1. Conversion into Common Stock. In addition to the monthly payments of Interest in money or shares of stock, as previously described, principal amounts of this Note shall be converted into duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock as subsequently provided in this Agreement (“Conversion Shares”), at the Market Price, as subsequently defined in this Note. Notwithstanding any provisions of this Note to the contrary, the total number of shares issued by the Company for the conversions of principal subsequently described shall not exceed one hundred fifty six thousand two hundred fifty (156,250) shares.

1.1 Definition of Market Price and Conversion Price.

(a) For purposes of this Note, the “Market Price” shall be the average of the volume weighted average price of the Company’s common stock for the five (5) trading days (which need not occur on consecutive trading days) immediately preceding a notice of conversion given in accordance with the terms of this Note. If the common stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the Market Price shall be determined, in a reasonable manner, as prescribed by the Company’s board of directors. The price determined in this manner shall be final and binding.

(b) Conversion Price. For purposes of this Note, the principal balance to be converted into common stock shall be divided by the Conversion Price (as set forth below) in order to determine the number of common shares into which the principal may be converted. The “Conversion Price” per share shall be equal to eighty percent (80%) of the Market Price, on the date of conversion, rounded to the nearest ten thousandth; provided, however, that subject to the provisions of the next sentence, in no event shall the Conversion Price be less than $0.80 per share (the “Floor Price”) or exceed $1.3852 per share (the “Ceiling Price”). The Floor Price and Ceiling Price shall be further adjusted upon the occurrence of any event in Paragraph 1.1(b)(i)-(iii).

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time, or from time to time after the date shares of this Note are first issued (the “Original Issue Date”), effect a subdivision of the outstanding common stock, the Floor Price and Ceiling Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of common stock, the Floor Price and Ceiling Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph 1.1(b)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, then and in each such event the Floor Price and Ceiling Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Floor Price and Ceiling Price then in effect by a fraction:

a) the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

b) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Floor Price and Ceiling Price shall be recomputed accordingly as of the close of business on such record date and thereafter, the Floor Price and Ceiling Price shall be adjusted pursuant to this Paragraph 1.1(b)(ii) as of the time of actual payment of such dividends or distributions.

(iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of common stock, then and in each such event provision shall be made so that the Holder of this Note shall receive, upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the amount of securities of the Company that they would have received had their Note shares been converted into common stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Paragraph 1.1(b) with respect to the rights of the Holder of this Note.

1.2 Right to Convert. Commencing on the earlier of ninety (90) days after the date of this Note or the date that an effective registration is on file with the Securities and Exchange Commission with respect to the shares of common stock issuable upon conversion of this Note, subject to and in compliance with the provisions of this Paragraph 1.2, any outstanding principal balance of this Note may, at the option of the Holder, be converted at any time or from time to time into fully paid and non-assessable shares of common stock at the Conversion Price in effect at the time of conversion, determined as provided herein.

1.3 Mandatory Conversion. Provided that (a) there is an effective registration statement on file with the SEC for the shares of Common Stock issuable upon conversion of the Note shares, and (b) the closing price of the common stock for the twenty (20) preceding trading days is equal to or greater than $2.70 per share, then the Company, at its option, may by delivery of written notice, require any Holder of this Note to convert all, or a portion, of the then outstanding balance of principal of this Note into shares of common stock. The conversion shall be made within five trading days after the notice.

1.4 Holder’s Election to Convert. To carry out an election by it to convert indebtedness in common shares, the Holder must transmit a written request to the Company requesting conversion of that part of the indebtedness that is allowed by the previous provisions of this Section.

1.5 Issuance of Stock Certificates. After each conversion, whether at the written request of the Holder or a mandatory conversion as previously described, the Company shall issue its restricted stock certificates representing the shares issued upon conversion (the “Conversion Shares”) to the Holder, as promptly as practical. The Company will issue the certificates in accordance with Rule 144 promulgated by the Securities and Exchange Commission under authority of the Securities Exchange Act of 1933, as amended, and will cause the stock certificates to be delivered to Holder in its name at its address on the Company’s records.

2. Prepayment. Notwithstanding any other provisions of this Note, the Company may prepay this Note, in whole or in part, by payments of money, at any time and from time to time, without premium or penalty of any kind. Notice of prepayment shall be given by the Company in writing, mailed not less than ten (10) days prior to the date fixed for prepayment. The notice shall be mailed by certified mail, return receipt requested, to the Holder at its address of record (or such address as it may from time to time furnish to the Company in writing). The notice shall specify the date fixed for prepayment and the amount to be prepaid. The prepayment shall be applied first to accrued and unpaid interest and the balance, if any, to principal. If this Note is called for prepayment, the Holder shall have the right to convert the outstanding balance of principal and interest of this Note into common stock of the Company as if the Note had not been called for prepayment, at any time up to and including, but not after, the date fixed for its prepayment, or if such date be a Saturday, Sunday or legal holiday, on the next succeeding business day, but not thereafter. If the Company defaults in the payment of any prepayment amount as to which it has given notice, the Holder may revoke any conversion election it made based on that notice. The Conversion Price shall be applied for these conversions.

3. Transfers of Note to Comply with the Securities Laws. The Holder agrees that this Note may not be sold, pledged, hypothecated, converted, or otherwise disposed of except by succession of law, and then only in compliance with federal and applicable state securities laws.

4. Registration Rights.

(a) Piggy-Back Registration. Subject to Section 4(i) below, if at any time during the two years following the date of this Note, the Company proposes to register any of its common stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the common stock of the holders that they acquire through exercise of this Note, the Company will, if the shares of common stock subject to this Note have not then been registered with the Securities and Exchange Commission and if the Company is not contractually or otherwise prohibited from including these shares, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within 20 days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of such common stock acquired through exercise of this Note that each such Holder has requested to be registered.

(b) Obligations of the Company. Whenever required to use its best efforts to effect the registration of any common stock, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to such Conversion Shares and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called “shelf registration”), the Company shall in no event be obligated to cause any such registration to remain effective for more than one year.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Holder such numbers of copies of a prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Holder’s Conversion Shares.

(iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Section 4 to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

(c) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action that the holders shall furnish to the Company such information regarding them, the Conversion Shares held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

(d) Company Registration Expenses. In the case of any registration effected pursuant to Section 4(a), the Company shall bear any additional registration and qualification fees and expenses (excluding underwriters’ discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the holders in such registration; provided, however, that if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be paid by that selling Holder. In addition, each selling Holder shall bear the fees and costs of its own counsel.

(e) Underwriting Requirements. In connection with any offering involving an underwriting of shares of common stock being issued by the Company or being sold by persons other than the holders exercising piggy-back registration rights (the “Initial Sellers”), the Company shall not be required under Section 4(a) to include any of the holders’ Conversion Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company or the Initial Sellers and the underwriters selected by it or them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company or by the Initial Sellers. If the total amount of securities that all holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling holders according to the total amount of securities owned by said selling holders, or in such other proportions as shall mutually be agreed to by such selling holders), provided that no such reduction shall be made with respect to any securities offered by the Company or the Initial Sellers for its or their own account.

(f) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

(g) Indemnification. In the event any common stock is included in a registration statement:

(i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each such person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement pertaining to the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon, as pertains to the Company, the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information previously published or approved, or furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

(ii) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company

(within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information previously published or approved, or furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(iii) Promptly after receipt by an indemnified party under this Section 4(g) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Paragraph.

(iv) Termination of the Company’s Obligations. The Company shall have no obligations pursuant to this Section 4 more than three years after the Expiration Date of this Agreement.

a) Lockup Agreement. In consideration for the Company agreeing to its obligations under this Section 4, each Holder agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Conversion Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company or the underwriters may specify.

b) Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt) or three business days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

Holder:	Michael F. Ray 410 Grand Oaks Drive Spring Branch, TX 78070

Company:	Rentech, Inc. 1331 17th Street, Suite 720 Denver, CO 80202 Attention: Chief Operating Officer

Any person may change the address for the giving of notice by providing notice in accordance with these provisions. The change in notice shall be effective five (5) business days thereafter.

5. Representations of the Company. The Company represents and warrants to the Holder as of the date hereof that:

5.1 Corporate Existence. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado; (ii) has the power and authority to carry on its business as now conducted and to own or hold under lease the properties it purports to own or hold under lease; and (iii) is duly qualified, licensed or registered to transact its business in each jurisdiction in which failure to be so qualified, licensed or registered could or would have a material adverse effect on its business, assets, operations or financial condition.

5.2 Corporate Authority. The Company has all requisite power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

5.3 No Obligation Contravened. The execution, delivery and performance by the Company of this Note and the performance by the Company of its obligations hereunder do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company and, except as contemplated in this Note, will not result in the imposition of any lien on any asset of the Company.

5.4 Enforceability of Note. There is not pending, nor to the knowledge of the Company is there now threatened, any judicial, administrative, or arbitrable action, claim, suit, proceeding or investigation or other controversy which might affect the validity or enforceability of this Note or any action taken or to be taken in connection herewith or which, if adversely determined, would have a material and adverse effect on the Company or its business, assets, operations or financial condition.

6. Miscellaneous.

6.1 Authorization. This Note has been issued by the Company pursuant to authorization of its Board of Directors.

6.2 Ownership. The Company may consider and treat the person in whose name this Note is registered as the absolute owner thereof for all purposes whatsoever (whether or not payment of this Note is overdue) and the Company shall not be affected by any notice to the contrary. This Note shall be registered on the books of the Company as to both principal and interest. The transfer of the Note may be effected only by the Holder, or by transfer by operation of law, if accompanied by evidence satisfactory to the Company substantiating the transfer. Communications sent to the registered Holder shall be effective as against all holders or transferees of the Note who are not registered on the Company’s books at the time of sending the communications regarding transfer.

6.3 No ShareHolder Rights. The Holder shall not, by virtue of this Note, be entitled to any rights of a shareHolder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

6.4 Colorado Law. This Note shall be construed and enforced in accordance with the laws of the state of Colorado, without regard to its conflicts of laws rules or principles.

6.5 No Individual Recourse. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director, employee or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, all such liability of the incorporators, stockholders, officers, directors, employees and agents being hereby waived, released and surrendered by the Holder hereof by the acceptance of this Note.

6.6 Binding Effect. This Note shall be binding upon, and enforceable by and against the Company, and its permitted successors and assigns.

6.7 Collection. In the event this Note is placed in the hands of an attorney for collection following the occurrence of an event of default, the Company agrees to pay all costs of collection incurred by the Holder including reasonable attorneys’ fees. In the event the maturity of the Notes is accelerated as provided in this Note as a result of the occurrence of an event of default, then after written notice by Holder to the Company demanding payment, this Note shall thereafter bear interest at the rate of 10% per annum until the event of default is waived or cured.

7. Choice of Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO ITS RULES RELATING TO CONFLICTS OF LAW. THE HOLDER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, COLORADO HAVING JURISDICTION UNLESS THE COMPANY SHALL ELECT OTHERWISE. THE HOLDER AND THE COMPANY HEREBY WAIVE ANY CLAIM, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT SUCH VENUE IS IMPROPER.

8. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

9. Entire Agreement. This Agreement (including any exhibits hereto) and the agreements, documents and instruments to be signed and delivered pursuant hereto or thereto, embodies the final, complete and exclusive agreement among the parties with respect to the subject matter of this Agreement and related transactions; supersedes all prior agreements, understandings and representations, written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral. No change or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, this Note has been duly executed and delivered as of the day and year first above written.

RENTECH, INC.

By:
Richard O. Sheppard, Vice President – Marketing

Date:	May 20, 2005